UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8−K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 26, 2009

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8−K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act
(17 CFR 240.14a−12)

☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act
(17 CFR 240.14d−2(b))

☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act
(17 CFR 240.13e−4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 26, 2009, Mr. Adam M. Lindemann informed the Chairman of the Corporate Governance Committee (the “Committee”) of the Company’s Board of Directors that he does not intend to stand for reelection as a director of the Company upon the expiration of his current term.  Mr. Lindemann provided this information after being requested by the Chairman of the Committee to stand for reelection as a director as part of the Company’s 2009 Annual Meeting (the “2009 Annual Meeting”). Mr. Lindemann, who has been a director since 1990 and vice-chairman since 2008, desires to devote more time to his other business interests.  Mr. Lindemann will serve as a director until the completion of his current term and there is no disagreement between the Company and Mr. Lindemann that led to this decision.

The Committee has already commenced a selection process to seek another candidate for election as a director at the Company’s 2009 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SOUTHERN UNION COMPANY
                                        (Registrant)

Date: March 30, 2009                                                                                                                                    /s/ Robert M. Kerrigan, III
                                         Name: Robert M. Kerrigan, III
                                         Title: Vice President - Assistant General Counsel and Secretary